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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported): MAY 5, 1997



                             OBJECTSOFT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



           DELAWARE                    1-10751                   22-3091075
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
      of Incorporation                                       Identification No.)


       CONTINENTAL PLAZA III
       433 HACKENSACK AVENUE
       HACKENSACK, NEW JERSEY                                      07601
(Address of Principal Executive Offices)                         (Zip Code)

                                 (201) 343-9100
              (Registrant's telephone number, including area code)




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           This Current Report on Form 8-K is filed by ObjectSoft  Corporation., a Delaware corporation (the "Company"), in connection with the matters described herein.


ITEM 5.    OTHER EVENTS

           On May 5, 1997, the Company and InteractiVisions, Inc. ("InteractiVisions"), a privately-held company which designs interactive electronic merchandising networks using touch screens at points of sale, signed a letter of intent (the "Letter of Intent") which contemplates the acquisition by the Company of all of the outstanding capital stock of InteractiVisions in exchange for the issuance of 600,000 unregistered shares of the Company's Common Stock, subject to possible adjustments in the event that accounts payable or enumerated expenses of InteractiVisions exceed certain levels. It is expected that InteractiVisions' management will enter into employment agreements with ObjectSoft and will receive ObjectSoft stock options. The acquisition is expected to be completed by the end of June and is subject to various conditions, including due diligence reviews, execution of definitive agreements, board approvals and approval of InteractiVisions' stockholders.

           Simultaneous with the execution of the Letter of Intent, the Company loaned InteractiVisions $250,000. The loan is due and payable 60 days after the termination of the Letter of Intent, together with interest at the prime rate plus 3 points. The loan is secured by assets of InteractiVisions. In consideration of its making the loan, if the Letter of Intent is terminated and the acquisition is not completed as of the date of termination, the Company will have the right to acquire shares of InteractiVisions convertible preferred stock, which are convertible into approximately 10% of InteractiVisions' outstanding common stock (on a fully diluted basis).


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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 12, 1997
                                                OBJECTSOFT CORPORATION


                                                BY: /s/ DAVID E.Y. SARNA
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                                                   DAVID E.Y. SARNA, CHAIRMAN